Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2020 Results

LAS VEGAS, November 5, 2020 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended September 30, 2020.

Operating revenues were $370.5 million for the third quarter of 2020, a decrease of 77.5%, or $1.28 billion, from $1.65 billion for the third quarter of 2019. Net loss attributable to Wynn Resorts, Limited was $758.1 million, or $7.10 per diluted share, for the third quarter of 2020, compared to net loss attributable to Wynn Resorts, Limited of $3.5 million, or $0.03 per diluted share, in the third quarter of 2019. Net loss attributable to Wynn Resorts, Limited for the third quarter of 2020 reflects a provision for income taxes of $407.4 million, primarily related to an increase in the valuation allowance against deferred tax assets no longer expected to be realized. Adjusted Property EBITDA (1) was $(65.9) million for the third quarter of 2020, compared to Adjusted Property EBITDA of $396.9 million in the third quarter of 2019.

"We are encouraged by the progress we have made in each of our properties over the past several months, despite the ongoing impact of the virus and related operating limitations," said Matt Maddox, CEO of Wynn Resorts, Limited. "Encore Boston Harbor delivered record quarterly EBITDA during the third quarter, while Wynn Las Vegas continued to experience strong leisure demand on weekends with solid hotel occupancy and casino play. In Macau, visitation restrictions have begun to gradually and thoughtfully ease, allowing us to achieve EBITDA break-even in October. We are confident that Macau will continue to benefit from the return of consumer demand as we head into 2021."

"On the development front, we have made substantial progress advancing Wynn Interactive, our majority owned sports betting and online gaming subsidiary. During the third quarter, we launched online sports and casino offerings in New Jersey to an encouraging initial customer response. Beyond New Jersey, we have secured market access in numerous other states, and are in the process of applying for licenses on a standalone basis in Tennessee and Virginia. We are also in discussions with potential partners regarding additional access agreements in other jurisdictions. Our nationally-recognized brand and unique product-led strategy position us well to generate our fair share of this important, fast-growing business over the coming years."

Consolidated Results

Operating revenues were $370.5 million for the third quarter of 2020, a decrease of 77.5%, or $1.28 billion, from $1.65 billion for the third quarter of 2019. Operating revenues decreased $582.5 million, $422.9 million, $212.8 million, and $59.1 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the third quarter of 2019.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $758.1 million, or $7.10 per diluted share, for the third quarter of 2020, compared to net loss attributable to Wynn Resorts, Limited of $3.5 million, or $0.03 per diluted share, in the third quarter of 2019. Net loss attributable to Wynn Resorts, Limited for the third quarter of 2020 reflects a provision for income taxes of $407.4 million, primarily related to an increase in the valuation allowance against deferred tax assets no longer expected to be realized. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $751.4 million, or $7.04 per diluted share, for the third quarter of 2020, compared to adjusted net income attributable to Wynn Resorts, Limited of $18.5 million, or $0.17 per diluted share, for the third quarter of 2019.

Adjusted Property EBITDA was $(65.9) million for the third quarter of 2020, compared to $396.9 million for the third quarter of 2019. Adjusted Property EBITDA decreased $239.8 million, $173.4 million, and $67.8 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and increased $18.2 million at Encore Boston Harbor.

Property Results

Macau Operations

Our casino operations at Wynn Palace and Wynn Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as traveler quarantines and requirements for negative COVID-19 tests before entering Macau, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, COVID-19 negative test results requirements for entry to gaming areas, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted. On September 23, 2020, mainland China authorities fully resumed the Individual Visit Scheme exit visa program, subject to certain testing requirements and health declarations.

Wynn Palace

Operating revenues from Wynn Palace were $15.7 million for the third quarter of 2020, a 97.4% decrease from $598.2 million for the third quarter of 2019. Adjusted Property EBITDA from Wynn Palace was $(77.6) million for the third quarter of 2020, compared with $162.2 million for the third quarter of 2019. VIP table games win as a percentage of turnover was 1.04%, below the property's expected range of 2.7% to 3.0% and below the 3.19% experienced in the third quarter of 2019. Table games win percentage in mass market operations was 22.0%, below the 25.0% experienced in the third quarter of 2019.

Wynn Macau

Operating revenues from Wynn Macau were $51.4 million for the third quarter of 2020, an 89.2% decrease from $474.3 million for the third quarter of 2019. Adjusted Property EBITDA was $(34.5) million for the third quarter of 2020, compared with $139.0 million for the third quarter of 2019. VIP Table games win as a percentage of turnover was 3.95%, above the property's expected range of 2.7% to 3.0% and above the 2.76% experienced in the third quarter of 2019. Table games win percentage in mass market operations was 18.7%, below the 20.7% experienced in the third quarter of 2019.

Las Vegas Operations

Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020, and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. Beginning October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to currently reduced customer demand levels. We are currently unable to determine when certain of these measures will be lifted.

Operating revenues from our Las Vegas Operations were $186.7 million for the third quarter of 2020, a 53.3% decrease from $399.5 million for the third quarter of 2019. Adjusted Property EBITDA from our Las Vegas Operations for the third quarter of 2020 was $20.3 million, compared with $88.0 million for the third quarter of 2019. Table games win percentage was 20.2%, below the property's expected range of 22% to 26% and above the 19.9% experienced in the third quarter of 2019.

Encore Boston Harbor

Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, and reopened on July 10, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, and mask protection. In addition, certain food and beverage outlets remain closed, and hotel reservations were limited to Thursday through Sunday through the third quarter of 2020. On November 2, 2020, the Governor of Massachusetts issued a directive limiting the operating hours of certain businesses, including restaurants and casinos, effective November 6, 2020. Encore Boston Harbor may modify its operations as a result of this directive. We are currently unable to determine when these measures will be lifted.

Operating revenues from Encore Boston Harbor were $116.7 million for the third quarter of 2020, a 33.6% decrease from $175.8 million for the third quarter of 2019. Adjusted Property EBITDA from Encore Boston Harbor for the third quarter of 2020 was $26.0 million, compared with $7.7 million for the third quarter of 2019. Table games win percentage was 21.8%, within the property's expected range of 18% to 22% and above the 19.7% experienced in the third quarter of 2019.

Wynn Interactive

In October 2020, Wynn Interactive, Ltd. ("Wynn Interactive") was formed through the merger of our U.S. online sports betting and gaming business, social casino business, and our strategic partner, BetBull Limited ("BetBull"). Following the merger, Wynn Resorts owns approximately 71% of Wynn Interactive and will consolidate Wynn Interactive going forward. We expect this transaction to position Wynn Resorts to capitalize on developing opportunities in digital and interactive sports betting and gaming throughout the U.S., by combining Wynn Resorts' nationally recognized brand with BetBull's digital sports betting operational capabilities and technology.

Balance Sheet

Our cash and cash equivalents as of September 30, 2020 totaled $3.55 billion, comprised of approximately $2.28 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $391.8 million held by Wynn Resorts Finance excluding WML, and approximately $881.9 million at Corporate and other.

As of September 30, 2020, the available borrowing capacity under the Wynn Resorts Finance Revolver was $15.9 million. As of September 30, 2020, the Company had no available borrowing capacity under the Wynn Macau Revolver.

Total current and long-term debt outstanding at September 30, 2020 was $12.79 billion, comprised of $5.96 billion of Macau related debt, $3.12 billion of Wynn Las Vegas debt, $3.10 billion of Wynn Resorts Finance debt, and $612.2 million of debt held by the retail joint venture which we consolidate.

As previously disclosed, on August 26, 2020, WML issued $250.0 million aggregate principal amount of 5.500% Senior Notes due 2026 and $600.0 million aggregate principal amount of 5.625% Senior Notes due 2028. WML used the net proceeds from the offering to facilitate the prepayment of term loans outstanding under the Wynn Macau Credit Facilities in September 2020.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 5, 2020 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before November 13, 2020, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2020 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before nonrecurring regulatory expense, litigation settlement net gain, pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, foreign currency remeasurement gain (loss), and the impact from the enactment of U.S. tax reform, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business.

Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating revenues:
Casino	$201,872	$1,108,364	$782,074	$3,435,968
Rooms	61,144	205,876	231,240	595,953
Food and beverage	76,586	228,508	250,007	619,749
Entertainment, retail and other	30,850	105,014	146,545	305,970
Total operating revenues	370,452	1,647,762	1,409,866	4,957,640
Operating expenses:
Casino	160,861	722,692	734,689	2,197,750
Rooms	35,940	75,188	139,787	205,042
Food and beverage	76,536	196,661	314,335	527,502
Entertainment, retail and other	13,370	42,078	75,823	129,636
General and administrative	160,896	246,442	547,305	665,988
Provision for credit losses	11,588	4,036	60,548	13,039
Pre-opening	877	1,616	5,614	99,212
Depreciation and amortization	183,486	172,998	541,498	449,824
Property charges and other	9,905	8,216	43,701	17,920
Total operating expenses	653,459	1,469,927	2,463,300	4,305,913
Operating income (loss)	(283,007)	177,835	(1,053,434)	651,727
Other income (expense):
Interest income	2,033	6,427	13,969	19,979
Interest expense, net of amounts capitalized	(145,142)	(114,652)	(407,187)	(300,981)
Change in derivatives fair value	4,675	(2,101)	(14,279)	(6,914)
Loss on extinguishment of debt	(3,139)	(12,196)	(4,601)	(12,196)
Other	412	(8,703)	12,980	(3,346)
Other income (expense), net	(141,161)	(131,225)	(399,118)	(303,458)
Income (loss) before income taxes	(424,168)	46,610	(1,452,552)	348,269
Provision for income taxes	(407,365)	(19,727)	(564,103)	(19,421)
Net income (loss)	(831,533)	26,883	(2,016,655)	328,848
Less: net (income) loss attributable to noncontrolling interests	73,391	(30,379)	218,912	(132,921)
Net income (loss) attributable to Wynn Resorts, Limited	$(758,142)	$(3,496)	$(1,797,743)	$195,927
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(7.10)	$(0.03)	$(16.85)	$1.83
Diluted	$(7.10)	$(0.03)	$(16.85)	$1.83
Weighted average common shares outstanding:
Basic	106,783	106,707	106,720	106,791
Diluted	106,783	106,707	106,720	107,024
Dividends declared per common share:	$—	$1.00	$—	$2.75

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited	$(758,142)	$(3,496)	$(1,797,743)	$195,927
Nonrecurring regulatory expense	—	—	—	35,000
Litigation settlement net gain	(2,500)	—	(30,200)	—
Pre-opening expenses	877	1,616	5,614	99,212
Property charges and other	9,905	8,216	43,701	17,920
Change in derivatives fair value	(4,675)	2,101	14,279	6,914
Loss on extinguishment of debt	3,139	12,196	4,601	12,196
Foreign currency remeasurement (gain) loss	(412)	8,703	(12,980)	3,346
Income tax impact on adjustments	(812)	(5,951)	20	(18,994)
Noncontrolling interests impact on adjustments	1,183	(4,841)	(12,315)	(6,488)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$(751,437)	$18,544	$(1,785,023)	$345,033
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$(7.04)	$0.17	$(16.73)	$3.22

Weighted average common shares outstanding - diluted	106,783	106,914	106,720	107,024

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(150,477)	$378	$67,424	$502	$2,250	$258	$2,018	$(77,647)
Wynn Macau	(63,052)	—	22,247	538	2,250	340	3,220	(34,457)
Other Macau	(2,501)	—	1,109	2	—	993	397	—
Total Macau Operations	(216,030)	378	90,780	1,042	4,500	1,591	5,635	(112,104)
Las Vegas Operations	(47,377)	68	51,320	1,155	8,855	4,458	1,779	20,258
Encore Boston Harbor	(25,094)	—	37,745	6,354	5,680	1,535	(234)	25,986
Corporate and other	5,494	431	3,641	1,354	(19,035)	5,242	2,873	—
Total	$(283,007)	$877	$183,486	$9,905	$—	$12,826	$10,053	$(65,860)

	Three Months Ended September 30, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$69,148	$—	$66,128	$1,755	$22,410	$1,460	$1,266	$162,167
Wynn Macau	91,999	525	23,011	2,640	16,966	1,637	2,211	138,989
Other Macau	(5,049)	—	1,117	10	—	3,657	265	—
Total Macau Operations	156,098	525	90,256	4,405	39,376	6,754	3,742	301,156
Las Vegas Operations	17,579	83	44,211	2,571	18,732	3,523	1,347	88,046
Encore Boston Harbor	(41,668)	—	36,252	—	8,778	3,640	742	7,744
Corporate and other	45,826	1,008	2,279	1,240	(66,886)	12,088	4,445	—
Total	$177,835	$1,616	$172,998	$8,216	$—	$26,005	$10,276	$396,946

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands) (unaudited)
(continued)

	Nine Months Ended September 30, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(427,481)	$993	$201,655	$23,794	$13,925	$3,189	$5,546	$(178,379)
Wynn Macau	(193,291)	—	69,131	2,872	12,663	3,620	7,110	(97,895)
Other Macau	(8,888)	—	3,335	5	—	4,386	1,162	—
Total Macau Operations	(629,660)	993	274,121	26,671	26,588	11,195	13,818	(276,274)
Las Vegas Operations	(277,604)	2,244	146,960	964	26,910	17,692	5,451	(77,383)
Encore Boston Harbor	(185,142)	—	111,513	10,219	12,638	8,900	1,443	(40,429)
Corporate and other	38,972	2,377	8,904	5,847	(66,136)	(9,753)	19,789	—
Total	$(1,053,434)	$5,614	$541,498	$43,701	$—	$28,034	$40,501	$(394,086)

(1) Corporate and other includes a $30.2 million net gain recorded in relation to a derivative litigation settlement.

	Nine Months Ended September 30, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$270,983	$—	$198,421	$1,466	$73,258	$4,191	$3,599	$551,918
Wynn Macau	338,660	525	66,847	5,094	55,601	4,979	7,045	478,751
Other Macau	(12,039)	—	3,350	18	—	7,861	810	—
Total Macau Operations	597,604	525	268,618	6,578	128,859	17,031	11,454	1,030,669
Las Vegas Operations	116,710	83	133,038	9,355	58,910	11,128	4,523	333,747
Encore Boston Harbor	(161,443)	96,649	41,626	25	18,385	11,906	742	7,890
Corporate and other	98,856	1,955	6,542	1,962	(206,154)	83,784	13,055	—
Total	$651,727	$99,212	$449,824	$17,920	$—	$123,849	$29,774	$1,372,306

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited	$(758,142)	$(3,496)	$(1,797,743)	$195,927
Net income (loss) attributable to noncontrolling interests	(73,391)	30,379	(218,912)	132,921
Pre-opening expenses	877	1,616	5,614	99,212
Depreciation and amortization	183,486	172,998	541,498	449,824
Property charges and other	9,905	8,216	43,701	17,920
Corporate expenses and other	12,826	26,005	28,034	123,849
Stock-based compensation	10,053	10,276	40,501	29,774
Interest income	(2,033)	(6,427)	(13,969)	(19,979)
Interest expense, net of amounts capitalized	145,142	114,652	407,187	300,981
Change in derivatives fair value	(4,675)	2,101	14,279	6,914
Loss on extinguishment of debt	3,139	12,196	4,601	12,196
Other	(412)	8,703	(12,980)	3,346
Provision for income taxes	407,365	19,727	564,103	19,421
Adjusted Property EBITDA	$(65,860)	$396,946	$(394,086)	$1,372,306

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$12,301	$497,657	(97.5)	$208,449	$1,649,377	(87.4)
Rooms	4,506	44,884	(90.0)	26,647	131,382	(79.7)
Food and beverage	6,856	30,256	(77.3)	24,385	87,691	(72.2)
Entertainment, retail and other (7)	(7,962)	25,374	(131.4)	24,451	85,259	(71.3)
Total	$15,701	$598,171	(97.4)	$283,932	$1,953,709	(85.5)

Adjusted Property EBITDA (6)	$(77,647)	$162,167	(147.9)	$(178,379)	$551,918	(132.3)

Casino Statistics:
VIP:
Average number of table games	102	108	(5.6)	97	111	(12.6)
VIP turnover	$311,676	$10,517,685	(97.0)	$6,823,955	$36,533,594	(81.3)
VIP table games win (1)	$3,244	$335,277	(99.0)	$113,007	$1,232,870	(90.8)
VIP table games win as a % of turnover	1.04%	3.19%		1.66%	3.37%
Table games win per unit per day	$347	$33,595	(99.0)	$4,458	$40,868	(89.1)
Mass market:
Average number of table games	223	216	3.2	209	213	(1.9)
Table drop (2)	$86,347	$1,298,827	(93.4)	$583,599	$3,869,904	(84.9)
Table games win (1)	$19,015	$324,177	(94.1)	$156,897	$936,497	(83.2)
Table games win %	22.0%	25.0%		26.9%	24.2%
Table games win per unit per day	$929	$16,346	(94.3)	$2,889	$16,071	(82.0)
Average number of slot machines	569	1,087	(47.7)	586	1,092	(46.3)
Slot machine handle	$78,580	$973,676	(91.9)	$542,708	$2,886,566	(81.2)
Slot machine win (3)	$3,995	$47,289	(91.6)	$24,796	$142,257	(82.6)
Slot machine win per unit per day	$76	$473	(83.9)	$163	$477	(65.8)
Room statistics:
Occupancy	11.6%	97.2%		19.3%	97.3%
ADR (4)	$225	$273	(17.6)	$283	$270	4.8
REVPAR (5)	$26	$265	(90.2)	$54	$262	(79.4)
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos’ operations have since been fully restored; however, certain COVID-19 specific protective measures, such as traveler quarantines and requirements for negative COVID-19 tests before entering Macau, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, COVID-19 negative test results requirements for entry to gaming areas, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$27,154	$408,820	(93.4)	$213,758	$1,340,266	(84.1)
Rooms	4,938	26,740	(81.5)	23,480	82,071	(71.4)
Food and beverage	5,606	19,584	(71.4)	18,821	60,688	(69.0)
Entertainment, retail and other (7)	13,670	19,137	(28.6)	36,686	61,621	(40.5)
Total	$51,368	$474,281	(89.2)	$292,745	$1,544,646	(81.0)

Adjusted Property EBITDA (6)	$(34,457)	$138,989	(124.8)	$(97,895)	$478,751	(120.4)

Casino Statistics:
VIP:
Average number of table games	91	104	(12.5)	88	109	(19.3)
VIP turnover	$498,519	$8,024,990	(93.8)	$4,069,809	$27,494,650	(85.2)
VIP table games win (1)	$19,679	$221,097	(91.1)	$130,143	$822,204	(84.2)
VIP table games win as a % of turnover	3.95%	2.76%		3.20%	2.99%
Table games win per unit per day	$2,351	$23,036	(89.8)	$5,692	$27,634	(79.4)
Mass market:
Average number of table games	240	205	17.1	219	205	6.8
Table drop (2)	$133,006	$1,319,405	(89.9)	$752,058	$4,018,533	(81.3)
Table games win (1)	$24,898	$272,511	(90.9)	$146,231	$816,180	(82.1)
Table games win %	18.7%	20.7%		19.4%	20.3%
Table games win per unit per day	$1,128	$14,440	(92.2)	$2,564	$14,551	(82.4)
Average number of slot machines	472	786	(39.9)	509	813	(37.4)
Slot machine handle	$87,988	$999,985	(91.2)	$516,537	$2,720,137	(81.0)
Slot machine win (3)	$3,072	$46,981	(93.5)	$18,993	$127,690	(85.1)
Slot machine win per unit per day	$71	$649	(89.1)	$144	$575	(75.0)
Poker rake	$—	$4,703	(100.0)	$2,083	$15,130	(86.2)
Room statistics:
Occupancy	16.6%	99.4%		24.4%	99.2%
ADR (4)	$291	$283	2.8	$316	$285	10.9
REVPAR (5)	$48	$281	(82.9)	$77	$282	(72.7)

Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos’ operations have since been fully restored; however, certain COVID-19 specific protective measures, such as traveler quarantines and requirements for negative COVID-19 tests before entering Macau, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, COVID-19 negative test results requirements for entry to gaming areas, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$65,694	$87,002	(24.5)	$161,354	$318,439	(49.3)
Rooms	44,961	116,072	(61.3)	163,419	362,715	(54.9)
Food and beverage	55,043	149,708	(63.2)	177,114	438,525	(59.6)
Entertainment, retail and other	20,999	46,724	(55.1)	73,520	145,002	(49.3)
Total	$186,697	$399,506	(53.3)	$575,407	$1,264,681	(54.5)

Adjusted Property EBITDA (6)	$20,258	$88,046	(77.0)	$(77,383)	$333,747	(123.2)

Casino Statistics:
Average number of table games	223	237	(5.9)	228	238	(4.2)
Table drop (2)	$324,939	$430,837	(24.6)	$830,745	$1,275,676	(34.9)
Table games win (1)	$65,611	$85,738	(23.5)	$166,196	$323,503	(48.6)
Table games win %	20.2%	19.9%		20.0%	25.4%
Table games win per unit per day	$3,191	$3,927	(18.7)	$3,711	$4,982	(25.5)
Average number of slot machines	1,738	1,783	(2.5)	1,751	1,793	(2.3)
Slot machine handle	$739,291	$883,931	(16.4)	$1,650,517	$2,484,880	(33.6)
Slot machine win (3)	$48,267	$58,176	(17.0)	$112,464	$167,848	(33.0)
Slot machine win per unit per day	$302	$355	(14.9)	$328	$343	(4.4)
Poker rake	$10	$2,977	(99.7)	$2,185	$9,557	(77.1)
Room statistics:
Occupancy	39.2%	87.9%		55.8%	86.9%
ADR (4)	$269	$306	(12.1)	$323	$325	(0.6)
REVPAR (5)	$105	$269	(61.0)	$180	$283	(36.4)
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Encore Boston Harbor Supplemental Information (8)
Operating revenues
Casino	$96,723	$114,885	(15.8)	$198,513	$127,886	55.2
Rooms	6,739	18,180	(62.9)	17,694	19,785	(10.6)
Food and beverage	9,081	28,960	(68.6)	29,687	32,845	(9.6)
Entertainment, retail and other	4,143	13,779	(69.9)	11,888	14,088	(15.6)
Total	$116,686	$175,804	(33.6)	$257,782	$194,604	32.5

Adjusted Property EBITDA (6)	$25,986	$7,744	235.6	$(40,429)	$7,890	(612.4)

Casino Statistics:
Average number of table games	186	145	28.3	174	144	20.8
Table drop (2)	$217,797	$379,626	(42.6)	$493,428	$416,202	18.6
Table games win (1)	$47,528	$74,882	(36.5)	$104,814	$81,482	28.6
Table games win %	21.8%	19.7%		21.2%	19.6%
Table games win per unit per day	$3,079	$5,631	(45.3)	$3,839	$5,639	(31.9)
Average number of slot machines	1,877	3,101	(39.5)	2,330	3,105	(25.0)
Slot machine handle	$813,435	$892,706	(8.9)	$1,581,174	$990,634	59.6
Slot machine win (3)	$63,458	$62,381	1.7	$122,906	$70,880	73.4
Slot machine win per unit per day	$407	$219	85.8	$336	$228	47.4
Poker rake	$—	$5,984	(100.0)	$5,105	$6,664	(23.4)
Room statistics:
Occupancy	72.7%	69.6%		74.6%	69.3%
ADR (4)	$294	$465	(36.8)	$293	$493	(40.6)
REVPAR (5)	$214	$324	(34.0)	$218	$341	(36.1)
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, for the remainder of the first and second quarters of 2020. On July 10, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, and mask protection. We are currently unable to determine when these measures will be lifted. In addition, certain food and beverage outlets remain closed, and hotel reservations were limited to Thursday through Sunday through the third quarter of 2020. Accordingly, Encore Boston Harbor's room statistics have been computed based on 47 and 121 days of operation for the three and nine months ended September 30, 2020, respectively.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) For the three and nine months ended September 30, 2020, reflects the impact of rent concessions provided to tenants.
(8) Encore Boston Harbor opened on June 23, 2019.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com